Exhibit 99.1


                               Joint News Release


                [NCE Logo]                      [NSP Logo]
            For NCE:                         For NSP:
            Media Relations:                 Media Relations:
            (303) 294-8900                   (612) 337-2167
            Investors:                       Investors:
            Mike Pritchard                   Richard Kolkman
            (303) 294-2588                   (612) 330-6622
            www.ncenergies.com               www.nspco.com

For Immediate Release

                 NEW CENTURY ENERGIES AND NORTHERN STATES POWER

                                    TO MERGE

          ------------------------------------------------------------

               MERGED COMPANY WELL POSITIONED IN RAPIDLY CHANGING

                               UTILITIES INDUSTRY


DENVER and MINNEAPOLIS, March 25, 1999 -- New Century Energies (NYSE:NCE) and Northern States Power Co. (NYSE:NSP) today announced that they have entered into a definitive merger agreement.

      "This merger combines two well-managed, mid-continent electric and gas companies in order to provide a strong platform for assuring low-cost, quality service to the region during a time of rapid change in the utility industry," said James J. Howard, president, chairman and CEO of Northern States Power Co.

      The merged company will stretch from Mexico to the Canadian border, and also will have a strong global presence, with operations in the United Kingdom, Central Europe, Australia and South America. It will be headquartered in Minneapolis and certain key business units or operations will be based in Wisconsin, Denver and Amarillo, Texas. The company will be named later.




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      The merger is expected to be a tax-free, stock-for-stock exchange for shareholders of both companies, and to be accounted for as a pooling of interests. NCE and NSP anticipate that the merger will be accretive in the first full year and thereafter to both sets of shareholders assuming realization of anticipated net cost savings. Upon completion, holders of New Century Energies stock will receive 1.55 shares of the merged company stock for each share of NCE stock. Each share of Northern States Power stock will continue as one share of the combined company.

      Howard said, "The merger prepares the combined company for where the industry will be -- an environment of customer choice -- rather than where the industry is today. The merger is predicated on providing our customers continued low-cost, reliable energy while maintaining high levels of customer service. This will be extremely important to customers as the utility environment continues to change."

      In addition, Howard said the combined companies are committed to meeting and exceeding environmental standards.

      Bill D. Helton, chairman and CEO of Denver-based New Century Energies said, "The merger provides both the combined company and its operating units with the scale necessary to remain competitive in a changing industry marketplace."

      Helton added that NSP and New Century are an excellent fit. "Our philosophies of focusing on excellence in customer service are the same; we both have succeeded in keeping our costs among the lowest in the industry; and our strategies, customer base and utility operations are very similar." He said the combined company will "integrate two strong companies with similar customer demographics within a single region, creating more growth in shareholder value than would the stand-alone companies."

      The companies said they expect the merger to result in net cost savings of approximately $1.1 billion in the first 10 years of operations.

      Wayne H. Brunetti, vice chairman, president and COO of New Century said, "We expect significant cost savings from the elimination of duplicate programs, greater purchasing efficiencies and streamlined business processes."




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      "The company intends to honor all existing union contracts," he said. "And we can achieve our target merger savings while still supporting our local communities and continuing to offer the same excellent prices and service."

      Howard, 63, will serve as chairman of the holding company for the first full year of operations. Brunetti, 56, will be president and CEO upon closing and will assume the responsibilities as chairman upon Howard's retirement. New Century Energies' Helton, 60, will retire at the completion of the merger. The board will consist of an equal number of members from Northern States Power and New Century Energies.

      In the United States, the merged company will serve 3 million electricity customers and approximately 1.5 million natural gas customers in 12 states including Arizona, Colorado, Kansas, Michigan, Minnesota, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin, and Wyoming. Internationally, the company will serve about 2 million electric customers and 400,000 natural gas customers in the United Kingdom.

      Based on year-end 1998 capacity, as a combined entity, the company will have total generating capacity of 21,720 megawatts, of which 15,133 is regulated in the United States. It also will have 6,587 megawatts of non-regulated generation in the United States and internationally, including operations in the United Kingdom, Central Europe, Australia and South America.

      Based on 1998 results, the combined company would have revenues of $6.4 billion, earnings of $618.8 million and assets totaling approximately $15.1 billion.

      The merger requires the approval by the shareholders of the two existing holding companies, as well as approval or regulatory review by the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Federal Trade Commission, the Department of Justice, the Federal Communications Commission, the Nuclear Regulatory Commission, and state regulators in nine of the states currently served by the two companies. The merger is expected to take from 12 to 18 months to complete.

      It is anticipated the holding company will adopt the NCE dividend payment level, adjusted for the exchange ratio. Based on the exchange ratio of 1.55, the pro forma dividend for




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the merged company will be $1.50 per share on an annual basis, following completion of the merger. This maintains the dividend level for NCE shareholders and provides a slight increase for NSP shareholders.

      Based on the number of common shares currently outstanding, New Century Energies shareholders will own 54 percent of the common equity of the combined company and Northern States Power shareholders will own 46 percent. As of March 15, New Century Energies had approximately 114.9 million common shares outstanding, and NSP had 153.1 million common shares outstanding. Debt holders and preferred stockholders will continue with their present holdings under existing terms.

      SG Barr Devlin served as financial advisor to New Century Energies, and Northern States Power was advised by The Blackstone Group.

      New Century Energies serves approximately 1.5 million electricity customers and more than a million natural gas customers in Colorado, Texas, New Mexico, Wyoming, Kansas and Oklahoma. Its operating companies include Public Service Co. of Colorado, Southwestern Public Service Co. and Cheyenne Light, Fuel & Power. Wholly owned subsidiaries include: New Century International, which owns a 50 percent interest in Yorkshire Electricity in the United Kingdom; Utility Engineering, which provides engineering, design, construction, management and other related services to utilities; Quixx, which invests in and develops cogeneration and other energy-related projects; Planergy, which provides energy services to commercial and industrial customers; eprime, which is an unregulated commodity marketing affiliate currently engaged in gas and electricity marketing and trading.

      Northern States Power provides electricity to about 1.5 million customers in portions of Minnesota, Wisconsin, North Dakota, Michigan, South Dakota. It distributes natural gas to more than 475,000 customers in Minnesota, Wisconsin, North Dakota, Michigan and Arizona. Wholly owned subsidiaries include NRG Energy, Inc., which operates and has ownership interests in non-regulated energy businesses around the world, with major projects in the United States, Germany and Australia. Other subsidiaries include Viking Gas Transmission Company, a natural gas transmission company; Energy Masters International, an energy service company; Seren Innovations, which is building communication networks to deliver telephone, cable TV




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and high-speed Internet and data services; and Eloigne Company, which has interests in affordable housing projects.

      This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect numerous assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are: electric load and customer growth; abnormal weather conditions; economic conditions in the company's service territory; fluctuations in energy-related commodity prices, realization of net cost savings in a timely manner, and other uncertainties. Other risk factors are detailed from time to time in the two companies' SEC reports.







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                            MERGER FACTS AT A GLANCE

--------------------------------------------------------------------------------
                             NEW CENTURY     NORTHERN STATES      COMBINED
                              ENERGIES          POWER CO.
--------------------------------------------------------------------------------
      MARKET VALUE         $4.446 billion    $4.175 billion    $8.621 billion
     (as of Mar. 24)
--------------------------------------------------------------------------------
     LONG-TERM DEBT        $2.206 billion    $1.851 billion    $4.057 billion
     TRUST/PREFERRED        $294 million     $305.3 million    $599.3 million
--------------------------------------------------------------------------------
REVENUE FROM ELECTRICITY   $2.473 billion    $2.352 billion    $5.049 billion
--------------------------------------------------------------------------------
    REVENUE FROM GAS        $817 million      $457 million     $1.298 billion
--------------------------------------------------------------------------------
     TOTAL REVENUES        $3.611 billion    $2.819 billion     $6.43 billion
--------------------------------------------------------------------------------
     TOTAL EARNINGS         $341,957,000      $276,825,000      $618,782,000
--------------------------------------------------------------------------------
   EARNINGS PER SHARE           $3.06             $1.84              N/A
        - BASIC
--------------------------------------------------------------------------------
   EARNINGS PER SHARE           $3.05
       - DILUTED
--------------------------------------------------------------------------------
      TOTAL ASSETS          $7.7 billion      $7.4 billion      $15.1 billion
--------------------------------------------------------------------------------
  ELECTRICITY CUSTOMERS       1,601,000         1,459,000         3,060,000
 (UNITED STATES-CURRENT)
--------------------------------------------------------------------------------
  ELECTRICITY CUSTOMERS       2,080,000                           2,080,000
     (INTERNATIONAL)
--------------------------------------------------------------------------------
  ELECTRICITY CAPACITY     7,984 megawatts   7,149 megawatts  15,133 megawatts
    (U.S. REGULATED)
--------------------------------------------------------------------------------
  ELECTRICITY CAPACITY      247 megawatts   6,340 megawatts*  6,587 megawatts*
    (NON-REGULATED)
--------------------------------------------------------------------------------
    MILES OF ELECTRIC          10,236             6,843            17,079
      TRANSMISSION
         LINES
--------------------------------------------------------------------------------
  NATURAL GAS CUSTOMERS       1,057,000          475,000          1,532,000
--------------------------------------------------------------------------------
 MILES OF GAS PIPELINES        16,063            10,573            26,636
--------------------------------------------------------------------------------
        EMPLOYEES               6,305             7,455            13,760
--------------------------------------------------------------------------------
 AVG. RETAIL ELECTRICITY    5.4 cents/kwh     5.9 cents/kwh
         RATES
--------------------------------------------------------------------------------
      STATES SERVED           Colorado,         Arizona,
                             Kansas, New        Michigan,
                               Mexico,      Minnesota, South
                          Oklahoma, Texas,    Dakota, North
                               Wyoming      Dakota, Wisconsin
--------------------------------------------------------------------------------


            (Based on 1998 year-end information, except where noted)

       * Includes projects operating, under construction, or under contract, expected to close by 7/1/99.




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